EXHIBIT 31.2
CERTIFICATION
I, Harry L. Zimmerman, certify that:
1.	I have reviewed this Form 10-K/A of Pet DRx Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ HARRY L. ZIMMERMAN
Harry L. Zimmerman
Executive Vice President and Chief Financial Officer

Date: April 30, 2010